Exhibit 21.1

                              List of Subsidiaries
                              --------------------
                              GRILL CONCEPTS, INC.


              Name                                State of Incorporation
             ------                               ----------------------
       Grill Concepts, Inc.                            California
       Uno Concepts of Cherry Hill, Inc.               New Jersey
       Uno Concepts of New Jersey, Inc.                New Jersey
       Uno Concepts, Inc.                              New Jersey
       C.T.S., Inc.                                    Pennsylvania
       Alcoli 66, Inc.                                 New Jersey
       Grill Concepts D.C., Inc.                       District of Columbia
       Grill on the Alley, Inc.                        California
       Emndee, Inc.                                    California
       San Jose Grill LLC                              California
       Grill Concepts Acquisition Corp., Inc.          California










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